UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 8, 2006

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-10674	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street , Lititz, Pennsylvania	17543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

James A. Bentley, Jr. resigned from the Board of Directors (the “Board”) of Susquehanna Bancshares, Inc. (“Susquehanna”), effective March 8, 2006. Mr. Bentley resigned from the Board to pursue other opportunities.

Item 8.01.	Other Events

On February 21, 2006, the shareholders of Minotola National Bank (“Minotola”) approved and adopted the Agreement and Plan of Merger, dated as of November 14, 2005, among Minotola, Susquehanna and Susquehanna Patriot Bank. The Agreement and Plan of Merger was previously filed by Susquehanna as Exhibit 2.1 to Susquehanna’s Current Report on Form 8-K filed on November 14, 2005.

On March 6, 2006, Susquehanna received notice that approval was granted by both the Federal Reserve Bank of Philadelphia and the New Jersey Department of Banking and Insurance for Minotola to merge with and into Susquehanna Patriot Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC.
(Registrant)

By:	/s/ William J. Reuter
William J. Reuter
Chairman of the Board, President and Chief Executive Officer

Dated: March 14, 2006